EXHIBIT 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of The New World Power Corporation (the "Company") On Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange

Commission on the date hereof ("Report"), I, John D. Kuhns, Chairman of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


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John D. Kuhns

Chairman of the Board of Directors
Date: January 23, 2004